                                                                     EXHIBIT 4.1


                                SUPERVALU INC.

                Officers' Certificate and Authentication Order
                ----------------------------------------------
                       For 7.25% Notes due July 15, 1999
                       ---------------------------------

     Pursuant to the Indenture dated as of July 1, 1987 between SUPERVALU INC. (the "Company") and Bankers Trust Company, as trustee (the "Trustee"), as supplemented by the First Supplemental Indenture dated as of August 1, 1990 and the Second Supplemental Indenture dated as of October 1, 1992 (as so supplemented, the "Indenture") and resolutions adopted by the Board of Directors of the Company effective September 24, 1992, this Officers' Certificate and Authentication Order is being delivered to the Trustee to establish the terms of a series of Securities in accordance with Section 301 of the Indenture, to establish the form of the Securities of such series in accordance with Section 201 of the Indenture and to request the authentication and delivery of the Securities of such series pursuant to Section 303 of the Indenture.

     Capitalized terms used but not defined herein and defined in the Indenture shall have the respective meanings ascribed to them in the Indenture.

     A. Establishment of Series Pursuant to Section 301 of Indenture. There is hereby established pursuant to Section 301 of the Indenture a series of Securities which shall have the following terms:

       1. The series of Securities hereby being authorized shall bear the title "7.25% Notes due July 15, 1999" (referred to herein as the "Debt Securities").

       2. The aggregate principal amount of Debt Securities shall be limited to $150,000,000 (except as noted in Sections 303, 304, 305, 306, 906 or 1107 of the Indenture).

       3. The Debt Securities shall be issued only as Registered Securities. The Debt Securities shall not be issued in temporary global form. The Debt Securities shall be issued in the form of one or more Global Securities registered in the name of the Depositary or its nominee (each Debt Security represented by a Global Security being herein referred to as a "Book-Entry Debt Security"). The Depositary with respect to such Global Securities shall be The Depository Trust Company. The circumstances under which a Global Security may be exchanged for Debt Securities registered in the name of, and any transfer of such Global Security may be registered to, a Person other than such Depositary or its nominee shall be as provided in Section 305 of the Indenture.

       4. The principal of each Debt Security shall be due and payable on July 15, 1999.

       5. Each Debt Security shall bear interest at a rate of 7.25% per annum. Each Debt Security shall bear interest from July 15, 1994 or from the most recent Interest Payment Date to which interest has been paid or duly provided for. Interest on each Debt Security shall be payable semi-annually on January 15 and July 15 of each year, commencing January 15, 1995. The Regular Record Dates with respect to each Debt Security shall be the January 1 and July 1 next preceding the January 15 and July 15 Interest Payment Dates.

       6. Payment of principal of and interest on each Book-Entry Debt Security represented by a Global Security shall be made to the Depositary or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Book-Entry Debt Securities represented thereby for all purposes under the Indenture.

       7. The Debt Securities shall not be redeemable prior to their Stated Maturity.

       8.  The Debt Securities shall not be subject to any sinking fund.

       9. The Company shall not pay any additional amounts on Debt Securities held by a Person who is a United States Alien in respect of any tax, assessment or governmental charge withheld or deducted.

       B. Establishment of Form of Debt Security Pursuant to Section 201 of Indenture. It is hereby established pursuant to Section 201 of the Indenture that the Debt Securities shall be substantially in the form attached as Exhibit A hereto.

       C.  Order for the Authentication and Delivery of Debt Securities
Pursuant to Section 303 of the Indenture.  It is hereby ordered pursuant to
Section 303 of the Indenture that the Trustee authenticate, in the manner provided by the Indenture, one Debt Security in the aggregate principal amount of $150,000,000 registered in the name of Cede & Co., which Debt Security has been heretofore duly executed by the proper officers of the Company and delivered to you as provided in the Indenture, and to deliver said authenticated Debt Security to or upon the order of Goldman, Sachs & Co. on July 21, 1994.

Dated:  July 21, 1994


                                    SUPERVALU INC.



                                    By   /s/ Jeffrey C. Girard
                                       -------------------------------
                                       Jeffrey C. Girard
                                       Executive Vice President and
                                          Chief Financial Officer



                                    By   /s/ David A. Cairns
                                        ------------------------------
                                        David A. Cairns
                                        Vice President and Treasurer

                                                                       Exhibit A

REGISTERED NO.                                        REGISTERED
                                                      PRINCIPAL
CUSIP NO. 868536AE3                                   AMOUNT: U.S. $


                                SUPERVALU INC.

                         7.25% Notes due July 15, 1999


     Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration or transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

     This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of DTC, as Depositary for this series of Securities (the "Depositary"), or a nominee of the Depositary. This Security is exchangeable for Securities registered in the name of a Person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Security (other than a transfer of this Security as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in such limited circumstances.



     SUPERVALU INC., a corporation duly organized and existing under the laws of Delaware (herein called the "Company", which term includes any successor Person under the Indenture referred to below), for value received, hereby promises to pay to ________________________________________________, or registered assigns, the principal sum of ___________________ United States Dollars ($__________) on July 15, 1999, and to pay interest thereon from July 15, 1994, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on January 15 and July 15 in each year, commencing on January 15, 1995, at the rate of 7.25% per annum, until the principal hereof is paid or made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) at the rate of

7.25% per annum on any overdue principal and on any overdue instalment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the January 1 and July 1 (whether or not a Business
Day), as the case may be, next preceding such Interest Payment Date. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

     Payment of the principal of and interest on any Security of this series (that is not a Global Security) will be made at the office or agency of the Company maintained for that purpose in The City of New York. Payment of principal of and interest on any Global Security will be made to the Depositary or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Global Security for all purposes under the Indenture.

     Payment of the principal of and interest on this Security will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public or private debts.

     Reference is hereby made to the further provisions of this Security set forth below, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to below, directly or through an Authenticating Agent, by manual signature of an authorized signatory, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


                                    SUPERVALU INC.



[SEAL]                              By_________________________________
                                      Title:

Attest:

__________________________________
Title:



Dated:  July 21, 1994



                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION


     This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.


                                    BANKERS TRUST COMPANY
                                      as Trustee


                                    By_________________________________
                                      Authorized Signatory

                                 SUPERVALU INC.

                         7.25% Notes due July 15, 1999



          This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of July 1, 1987, as amended and supplemented by the First Supplemental Indenture thereto, dated as of August 1, 1990, and the Second Supplemental Indenture thereto, dated as of October 1, 1992 (the Indenture, as so amended and supplemented, being herein called the "Indenture"), between the Company and Bankers Trust Company, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated above, limited in aggregate principal amount to U.S. $150,000,000.

          The Securities of this series are issuable only in registered form, without coupons, in denominations of $1,000 and any integral multiple thereof. The Securities of this series may be issued, in whole or in part, in the form of one or more Global Securities bearing the legend specified in the Indenture regarding certain restrictions on registration of transfer and exchange and issued to the Depositary or its nominee and registered in the name of the Depositary or such nominee. As provided in the Indenture and subject to certain limitations (including, if this Security is a Global Security, certain additional limitations) therein set forth, Securities of this series issued in definitive registered form are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

          Payments of interest hereon with respect to any Interest Payment Date will include interest accrued to but excluding such Interest Payment Date. Interest hereon shall be computed on the basis of a 360-day year of twelve 30-day months.

          Any payment on this Security due on any day which is not a Business Day in The City of New York need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such due date, and no interest shall accrue for the period from and after such date.

          If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

          The Indenture contains provisions for defeasance at any time of the Company's obligations in respect of (i) the entire indebtedness of this Security or (ii) certain restrictive covenants with respect to this Security, in each case upon compliance with certain conditions set forth therein.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of at least a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security or Securities issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

          As set forth in, and subject to, the provisions of the Indenture, no Holder of any Security of this series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to this series, the Holders of not less than 25% in principal amount of the Outstanding Securities of this series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Securities of this series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of or interest on this Security on or after the respective due dates expressed herein.

          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, places and rate, and in the coin or currency, herein prescribed.

          As provided in the Indenture and subject to certain limitations (including, if this Security is a Global Security, the limitations set forth on the first page hereof) therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          This Security shall be governed by and construed in accordance with the laws of the State of New York.

          All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.


                         -----------------------------

                                 ABBREVIATIONS

          The following abbreviations, when used in the inscription above, shall be construed as though they were written out in full according to applicable laws or regulations.

               TEN COM - as tenants in common

               TEN ENT - as tenants by the entireties

               JT TEN - as joint tenants with right of
                        survivorship and not as tenants
                        in common

               UNIF GIFT MIN ACT - _______________ Custodian ___________________
                                    (Cust)                         (Minor)
                        under Uniform Gifts to Minors Act


                        _________________________________
                                     (State)

                   Additional abbreviations may also be used
                         though not in the above list.


                        _________________________________

                                   ASSIGNMENT
                                   ----------


          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE
 ____________________________
|____________________________|


________________________________________________________________________________

________________________________________________________________________________
                  (Please Print or Typewrite Name and Address
                     Including Postal Zip Code of Assignee)

________________________________________________________________________________
the within Security and all rights thereunder, and hereby irrevocably constitutes and appoints _______________________________________________________

________________________________________________________________________________
to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated: ____________________

Signature Guaranteed

___________________________      ____________________________________
                                 NOTICE: The signature to this
                                 assignment must correspond
                                 with the name as written upon
                                 the face of the within
                                 Security in every particular,
                                 without alteration or
                                 enlargement or any change whatever.